EXHIBIT 99.1

By almost every measure, 2005 was an excellent year for Oxy. For the next few minutes, I want to review the highlights that made 2005 the best year in Oxy’s history and give a preview of the steps we’re taking to enhance future shareholder value.

2005 – Record Results

Record High Reported Net Income

$5.3 Billion

Record High Operating Cash Flow

$5.3 Billion

Record Low Debt

$3.0 Billion

Record High Stockholders’ Equity

$15.0 Billion

Record High Oil & Gas Production

207 Million BOE

Record High Year-End Proved
Oil & Gas Reserves

2.7 Billion BOE

2005 was a year of record achievements.

Record oil and gas operating income and strong operating income from our chemicals business pushed our consolidated net income to an historic high of $5.3 billion.

Cash flow from operations also hit an all-time high of $5.3 billion.

This is the third consecutive year in which net income and operating cash flow reached new highs.

We ended the year with the strongest balance sheet in the company’s history. Total debt was reduced to $3 billion, and stockholders’ equity rose to a record $15 billion.

Worldwide oil and gas production of more than 207 million barrels of oil equivalent was higher than our previous record set in 2004.

Last year we replaced 191 percent of our production and ended the year with proved reserves at a record high level of over 2.7 billion equivalent barrels.

OXY
OXY
Anadarko
APACHE
M
MARATHON
devon
EnCana
EXXON
Chevron
ConocoPhillips
HESS

2005 Profitability

$/BOE

19.45

OXY

18.09

APC

16.33

APA

15.78

MRO

13.86

DVN

13.56

ECA

13.52

XOM

13.38

CVX

13.35

COP

12.90

KMG

11.84

BP

7.96

AHC

For the seventh consecutive year, Oxy led the industry in profits per barrel. Our 2005 profit of $19.45 per barrel was 42 percent higher than the average among our competitors.

OXY
MARATHON
EXXON
ConocoPhillips
Chevron
Anadarko
devon
KM
APACHE
HESS
EnCana

2005 Cash Flow

$/BOE

16.40

OXY

12.00

MRO

10.87

XOM

10.62

COP

10.33

CVX

9.42

BP

7.82

APC

7.26

DVN

7.10

KMG

5.02

APA

3.03

AHC

1.15

ECA

Oxy also has led the industry for seven straight years in cash flow per barrel. Oxy’s cash flow of $16.40 per barrel was more than double the industry average of $7.69.

Our ability to generate top quartile cash flow per barrel gives us the flexibility and financial leverage to compete successfully for new high potential investment opportunities.

Oxy Net Income & Oil Prices

Net Income

($ Millions)

Average WTI Price

($/Barrel)

1,154

25.97

2001

989

26.08

2002

1,527

31.03

2003

2,568

41.40

2004

5,281

56.56

2005

Oxy’s net income in 2005, as shown in the green columns, was five times higher than in 2001. As our income grew by a factor of 5, the gold bars show that the average price for West Texas Intermediate crude oil had little more than doubled.

While higher oil prices helped increase profits during the past five years, other factors such as production growth and a disciplined financial strategy have kept our net income climbing at a much faster pace than rising oil prices.

Total Debt

$ Millions

6,354

2000

4,890

2001

4,759

2002

4,570

2003

3,905

2004

3,019

2005

As our net income and cash flow were rising, we also made steady progress in reducing debt. As you can see here, Oxy’s total debt declined from more than $6 billion at the end of 2000 to $3 billion at the end of 2005.

Moreover, we ended 2005 with approximately $2.4 billion of cash on hand which means that our debt net of the cash was only $578 million.

The strength of our balance sheet led all four major rating agencies to raise our credit rating to “A”.

As we look to the future, our strong balance sheet will enable us to compete successfully for large international growth projects.

Common Shareholders’ Equity

$ Millions

Mukhaizna, Oman

4,774

2000

5,634

2001

6,318

2002

7,929

2003

10,550

2004

15,032

2005

Over that same 2000 to 2005 period, shareholders’ equity more than tripled to $15 billion.

OXY
KM
OXY
EXXON
Chevron
EnCana
MARATHON
APACHE
ConocoPhillips
devon
Anadarko
HESS

2003-2005 Average Return on Equity

Percentage

35.0

KMG

31.4

OXY

29.3

XOM

26.3

CVX

24.6

ECA

24.2

MRO

24.1

APA

22.1

COP

21.0

BP

20.6

DVN

20.1

APC

17.2

AHC

We focus on generating consistently high returns on equity because this drives superior shareholder returns.

As this chart shows, Oxy’s three-year average return on equity of 31 percent ranked in the top quartile among our oil and gas competitors for the period from 2003 through 2005.

Oxy Yearend Closing Stock Price

$/Share

Dolphin Project

United Arab Emirates

16.88

1998

21.63

1999

24.25

2000

26.53

2001

28.45

2002

42.24

2003

58.36

2004

79.88

2005

2006

Our strong performance also is reflected in our rising stock price.

Oxy’s stock price has nearly tripled from year-end 2002 through the end of 2005.

This year the stock crossed the $100 per share threshold for the first time in the company’s history.

OXY
OXY
MARATHON
APACHE
ConocoPhillips
devon
HESS
Chevron
EXXON
Anadarko

2001 - 2005 Total Return

Percentage

Eden Yuturí

279

OXY

157

MRO

133

APA

122

COP

110

DVN

89

AHC

59

CVX

59

BP

57

KMG

45

XOM

38

APC

From your standpoint as investors, the most important performance indicator is the total return to shareholders.

All the oil companies have benefited from higher prices, but Oxy’s total return of 279 percent, like our profits and cash flow per barrel, has led the industry over the past five years.

Comparative Total Returns

Oxy

Peer Group

S&P 500

$400

$300

$200

$100

$0

$379

$229

$103

2000

2001

2002

2003

2004

2005

This chart compares Oxy’s cumulative total return with the cumulative total return of the S&P 500 Index and our Proxy peer group.

The peer group includes Amerada Hess, Anadarko, Apache, Chevron, ConocoPhillips, Devon Energy, ExxonMobil, Kerr-McGee and Occidental.

If you invested $100 in Oxy stock at yearend 2000, the value of your investment would have grown to $379 by the end of 2005.

By comparison, your $100 investment in the composite peer group would have yielded $229 over the same five-year period. That’s $150 less than the value of your comparable Oxy investment.

If you had invested $100 in the S&P Index, your investment would have been worth only $103 after five years.

As we have said repeatedly, our primary focus is on generating superior total returns for our shareholders relative to our competitors. We trust you are pleased with the results.

Our job is to keep the value of your Oxy investment growing – subject, of course, to market conditions.

Oxy Shareholders (3/31/06)

Million

Shares

%/

Total

%/

Cumulative

Top 10 Institutional Shareholders:

BZW Barclays Global Investors

25,750

6.0

6.0

Barrow Hanley Mewhinney & Strauss

20,000

4.7

10.7

Davis Select Advisers

15,900

3.7

14.4

State Street Bank & Trust

14,500

3.4

17.8

Wellington Management/Vanguard

14,100

3.3

21.1

Fidelity Management & Research

13,500

3.2

24.3

Sanford/Alliance Capital

12,000

2.8

27.1

Jennison Associates

10,100

2.4

29.5

Capital Research & Management

9,500

2.2

31.7

Dodge & Cox

9,000

2.1

33.8

52 Holders of 1 – 9 Million Shares

123,105

28.7

62.5

Other Institutions

77,301

18.0

80.5

Individuals

83,513

  19.5

100.0

Total Shares Outstanding

428,269

100.0

On behalf of the board, the management team and our employees, I want to thank all our shareholders, and especially our long-term shareholders, for their loyalty.

While the views of all our shareholders are important to us, we are engaged in regular dialogue with our large shareholders. Let me give you a breakdown of our shareholders.

Our 10 largest shareholders own more than 144 million shares that account for one-third of Oxy’s total shares. There are 52 institutional shareholders, who own between 1 and 9 million shares, that account for over 123 million shares, or about 29 percent. That means that 62 institutions own nearly two-thirds of our shares.

In addition, other large institutions hold an additional 77 million shares, or 18 percent, giving our institutional shareholders control of more than 80 percent of our stock.

I would now like to review some of last year’s highlights that helped set the stage for Oxy’s continued growth.

2005 Highlights – Texas & New Mexico

We enhanced our industry-leading position in the Permian Basin in Texas and New Mexico through a series of acquisitions. These acquisitions have further strengthened Oxy’s dominant position in this important producing area. Our Permian operations are the largest in our worldwide portfolio of assets. We expect our total Permian production from Texas and New Mexico to average approximately 200,000 equivalent barrels per day this year.

OXY
OXY
Chevron
APACHE
EXXON
HESS
XTO ENERGY
Anadarko
ConocoPhillips

Top 10 Texas Oil Producers

2005 Gross Operated Production

(Thousand Barrels/Day)

174.5

OXY

56.7

CVX

56.5

KMI

30.7

APA

29.6

XOM

23.6

PXD

22.5

AHC

21.9

XTO

20.4

APC

15.5

COP

As you can see, Oxy is by far the largest oil producer in Texas, with production three times greater than Chevron which is the next largest producer. Our size and infrastructure place us in an excellent position to play the role of regional consolidator.

2005 Highlights – U.S.

Our California assets, which are expected to produce 125,000 equivalent barrels per day this year, together with our Permian operations, comprise the core of Oxy’s domestic oil and gas business that will continue to generate income and cash for many years to come.

Mediterranean Sea
Tripoli
Benghazi
Tunisia
Egypt
Libya
Algeria
Niger
Chad
Sudan

2005 Highlights – Libya

Let’s now turn to Libya. Since it’s difficult to grasp the magnitude of geographic areas outlined on a map, we thought we’d give you a little help by superimposing a map of Texas over a map of Libya. The purple blocks show Oxy’s historic producing areas that we operated from the 1960s through the mid-1980s. The green blocks are the historical exploration areas we were awarded in the 1980s, and the blue blocks are the 9 exploration blocks we won in January 2005.

If you could move all of these blocks inside the Texas outline, you would readily see that Oxy’s total acreage position in Libya would fill a large portion of Texas. Oxy’s 30 million Libyan acres encompass an area larger than the entire Permian Basin.

As you know Libya played an important role in Oxy’s early growth, and is poised to do so again.

Oxy’s net production in Libya averaged about of 22,000 net barrels of oil per day in the first quarter, but the real excitement surrounds our Libyan exploration program – which is the largest exploration effort in Oxy’s history. We are moving forward quickly and expect to drill at least 4 test wells this year.

Arabian Gulf
Fujairah
Sohar
Gulf of Oman
Muscat
UAE
Saudi Arabia
Mukhaizna Field
Oman
Yemen
Salalah
Arabian Sea

Oxy Blocks

2005 Highlights – Oman

Last year, we also were awarded a contract by the Government of Oman to operate the giant Mukhaizna oil field. It took 3 to 4 years of technical work and persistent negotiation to convince the Government that replacing the previous operator would significantly expand and accelerate the field’s development.

Along with our partners, we plan to invest approximately $3 billion to increase production from 8,500 barrels per day - when we took over the Mukhaizna operation last September - to 150,000 barrels per day within the next few years.

We also have identified other high potential projects in Oman.

Oxy Properties
Chile
Argentina
Brazil
Uruguay
Buenos Aires

2005 Highlights – Argentina

Our acquisition of Vintage Petroleum has given Oxy a sizeable operation in Argentina that has significant growth potential. We are especially excited about the opportunities to significantly increase production, particularly in our properties in the southern part of the country.

We have identified numerous locations of proved undeveloped reserves. We expect to double production from these Argentina operations over the next 5 years to approximately 70,000 barrels per day.

Worldwide Proved Reserves

Billion BOE

1.39

1996

1.43

1997

1.54

1998

1.47

1999

2.17

2000

2.24

2001

2.31

2002

2.47

2003

2.53

2004

2.71

2005

When a company achieves these kind of results, investors want to know if and how we can sustain that high level of performance in the future. I’m confident we can because we have focused on the fundamentals to keep our oil and gas reserve base growing.

Our continued success in adding new reserves at a pace well ahead of production has increased our total proved reserves to historical highs in each of the last five years. At yearend 2005, our proved reserves were at a record high 2.71 billion equivalent barrels.

Our reserve additions set the stage for significant production growth over the next five years. We believe our proved reserves are headed for another record high at yearend, despite expectations of significantly higher production levels.

Oil & Gas Production Growth

Thousand BOE/Day

Yemen

568

2005

740

2010

Minimum

850

2010

Target

After a careful review of our assets, we expect to grow our production by an average of about 6 percent per year through 2010. That rate of growth would increase in our base production to a MINIMUM of 740,000 equivalent barrels per day in 2010. This estimate is derived from projects already in our pipeline and does not depend on new EOR projects, future exploration success or new acquisitions.

In addition, we have identified a number of new EOR opportunities in the Middle East and North Africa. We also believe we will have other opportunities to capture large projects in our core areas, including the U. S. and the Middle East - North Africa.

We expect to continue acquiring assets with upside potential in California and Texas. We see ourselves as natural consolidators in both regions given the size of our asset base and infrastructure.

With only modest success in capturing new projects that are not yet in our portfolio, we could achieve an average annual growth rate of up to 10 percent and reach a TARGET production level of 850,000 equivalent barrels per day in 2010.

Chemicals – Cash Flow

$ Millions

180

2001

245

2002

305

2003

505

2004

855

2005

Let’s turn briefly to our chemical operations which also had an excellent year in 2005. The primary mission of our chemical business is to generate cash flow in excess of capital expenditures.

Over the past 5 years, our chemical business has generated more than $2 billion of cash flow. Last year alone, OxyChem produced $855 million of cash flow after capital.

2006 has the potential to be an even better year.

OxyChem

Nova
Lyondell
Dow
Westlake
Olin
Georgia Gulf
Eastman
Huntsman
Celanese
FMC
Rohm & Haas
Air Products

Chemicals Profit Margins

2005 Operating Profits as Percent of Sales

16.7

2.9

8.0

11.6

14.0

7.6

7.2

11.2

8.2

13.9

13.0

13.4

11.8

Our strategy for managing our chemical business is similar to our strategy for managing our oil and gas operations.

We focus on optimizing profitability and cash flow on a unit of production basis from large core assets where we have economies of scale. We aggressively manage our costs and maintain a disciplined program for capital spending.

As a result, OxyChem’s operating profit as a percent of sales is the highest among our chemical industry peers. OxyChem’s profit margin was 16.7 percent compared to the average profit margin for the group of 10.2 percent.

Strong margins in the first quarter helped us get off to a fast start this year.

Q1 2005 & 2006 Comparison

Q1 2005

Q1 2006

Change

Oil & Gas Production

565,000 BOE/Day

636,000 BOE/Day

+ 13%

Oil & Gas Income

$1.35 Billion

$2.00 Billion

+ 48%

Chemicals Income

$214 Million

$248 Million

+ 16%

We recently announced our financial and operational results for this year’s first quarter.

With the strides we made last year to strengthen our oil and gas and chemical businesses, coupled with continuing robust energy prices and a strong economy, we’re off to another outstanding year in 2006.

This year’s quarterly results compare very favorably to last year’s first quarter results.

While oil and gas income rose by 48 percent, and segment income from our chemical business was 16 percent higher, another very important factor was the 13 percent increase in our oil and gas production.

A production increase of this magnitude within a year by a company our size is a remarkable achievement. It is highly improbable that any of our competitors will come close to matching us.

Q1 2005 & 2006 Comparison

Q1 2005

Q1 2006

Change

Net Income

$846 Million

$1.23 Billion

+ 45%

Earnings/Share

$2.11/Share

$2.90/Share

+ 37%

On a consolidated basis, net income compared to last year’s first quarter is up by 45 percent to more than $1.2 billion.

Earnings per share are up by 37 percent to $2.90 per share.

OXY

America's Largest Corporations
FORTUNE
5
2006
HUNDRED

Industry no. RANK		1,000 revenues rank	REVENUES $ mil.	REVENUES % change from 2004	PROFITS $ mil.	PROFITS Rank
45	**MINING, CRUDE-OIL PRODUCTION** 21 COMPANIES					
1	OCCIDENTAL PETROLEUM	133	16,286	40	5,281	1
2	DEVON ENERGY	219	10,741	17	2,930	3
3	BURLINGTON RESOURCES	298	7,587	35	2,710	4
4	APACHE	299	7,584	42	2,624	5
5	ANADARKO PETROLEUM	314	7,100	17	2,471	6
6	KERR-MCGEE	320	6,921	34	3,211	2

Fortune Ranking

Our performance is resulting in additional recognition by the market.

In Fortune magazine’s annual edition profiling America’s 500 largest companies, Oxy was number one among the 21 companies within the mining and oil producing category based on revenues and profits.

SPECIAL ANNUAL ISSUE
BusinessWeek
The Top Performers
THE BUSINESSWEEK FIFTY
50
Plus: An Investor's Guide To The Leading Companies

Business Week Ranking

Criteria

1 & 3 Year

Total Return

Sales Growth

Profit Growth

Profit Margins

Return on Equity

Debt to Capital Ratio

As many of you know, each April, BusinessWeek publishes its annual survey of 50 “Top Performers” among the S&P 500 companies.

BusinessWeek ranks the companies based on one-year and three-year total returns, sales growth and profit growth. Other criteria include profit margins and return on equity, with additional weight given for a company’s debt-to-capital ratio.

SPECIAL ANNUAL ISSUE
BusinessWeek
The Top Performers
THE BUSINESSWEEK FIFTY
50
Plus: An Investor's Guide To The Leading Companies

THE BUSINESSWEEK 50

1	Apple Computer
2	WellPoint
3	Caremark Rx
4	UnitedHealth Group
5	Schlumberger
6	Occidental Petroleum
7	Halliburton
8	Qualcomm
9	Amgen
10	Aetna
11	Lowe's

Business Week Ranking

Based on these criteria, we’re pleased to report that Oxy ranked sixth overall for the second year in a row. Oxy is the ONLY company ranked in the top ten both years - as well as in 3 of the last 5 years.

Furthermore, Oxy is the ONLY oil company ranked in the top ten. Only two of our competitors are ranked in the top 50 – ConocoPhillips at number 31 and Marathon at number 32.

Oxy’s rankings are a testimonial to the guidance provided by our board of directors and the excellent management team we have in place. Institutional Investor Magazine, for example, has ranked Steve Chazen as the top Chief Financial Officer in the oil and gas industry for three consecutive years.

Above all, I want to pay tribute to our employees. Their performance has been exemplary, not only from a financial and operational perspective, but also as demonstrated by their commitment to responsible corporate citizenship.

I would now like to introduce Dr. Larry Meriage, our Vice President of Communications and Public Affairs, who will present our report on social responsibility and corporate governance.

Portions of this presentation contain forward-looking statements and involve risks and uncertainties that could materially affect expected results of operations, liquidity, cash flows and business prospects.
Forward-looking statements are generally accompanied by words such as “estimate”, “project”, “predict”, “will”, “anticipate”, “plan”,
“intend”, “believe”, “expect” or similar expressions that convey the uncertainty of future events or outcomes. You should not place undue reliance on these forward-looking statements. Unless legally required, Occidental does not undertake any obligation to update any forward-looking statements, whether as a result of new
information, future events or otherwise.

Certain risks that may affect Occidental’s results of operations and financial position appear in Part 1, Item 1A of Occidental’s 2005
Annual Report on Form 10-K.

Reconciliations to GAAP are provided at www.oxy.com for
Worldwide Production and Proved Reserves, Profitability, Cash Flow
per BOE, Chemicals Free Cash Flow, and Chemicals Profit Margins
as a Percentage of Sales.

Worldwide Production and Proved Reserve

Reconciliation to Generally Accepted Accounting Principles (GAAP)

	Consolidated Subsidiaries			Other Interests			Worldwide
	MBBL OIL	MMCF GAS	BOE	MBBL OIL	MMCF GAS	BOE	MBBL OIL	MMCF GAS	BOE
PRODUCTION PER DAY
For the Quarter Ended
Quarter 1 - 2006	492	708	610	21	28	26	513	736	636
Quarter 1 - 2005	427	662	537	24	21	28	451	683	565

	Consolidated Subsidiaries			Other Interests			Worldwide
	MMBBL OIL	BCF GAS	BOE	MMBBL OIL	BCF GAS	BOE	MMBBL OIL	BCF GAS	BOE
PRODUCTION
For the Year Ended
2005	158	246	199	7	6	8	165	252	207

PROVED RESERVES
1996	897	2,584	1,328	39	154	65	936	2,738	1,392
1997	900	2,458	1,310	77	238	117	977	2,696	1,426
1998	1,066	2,149	1,424	83	187	114	1,149	2,336	1,538
1999	984	1,892	1,299	140	179	170	1,124	2,071	1,469
2000	1,758	2,210	2,126	45	-	45	1,803	2,210	2,171
2001	1,853	2,068	2,198	44	-	44	1,897	2,068	2,242
2002	1,928	2,049	2,270	42	-	42	1,970	2,049	2,312
2003	1,990	2,585	2,421	48	9	50	2,038	2,594	2,470
2004	1,993	2,975	2,489	43	-	43	2,036	2,975	2,532
2005	2,082	3,478	2,662	45	-	45	2,127	3,478	2,707

Natural gas volumes have been converted to BOE based on energy content of 6,000 cubic feet of gas to one barrel of oil.

Oil & Gas - Profitability

Reconciliation to Generally Accepted Accounting Principles (GAAP)

For the Year Ended December 31, 2005

($ Millions, Except$/BOE)

	Consolidated Subsidiaries	Other Interests	Worldwide
Revenues	10,069	286	10,355
Production costs	1,724	203	1,927
Exploration expenses	337	(2)	335
Other operating expenses	495	7	502
DD&A	1,213	11	1,224
Pre-tax income	6,300	67	6,367
Income tax expense	2,338	3	2,341
Results of operations	3,962	64	4,026
BOE Sales Volumes			207
Revenues			$50.02
Production costs			9.31
Exploration expenses			1.62
Other operating expenses			2.43
DD&A			5.91
Pre-tax income			30.76
Income tax expense			11.31
Results of operations			$19.45

Oil & Gas - Cash Flow

Reconciliation to Generally Accepted Accounting Principles (GAAP)

For the Year Ended December 31, 2005

($ Millions, Except$/BOE)

Occidental Petroleum Consolidated Statement of Cash Flows			2005
Cash flow from operating activities			5,337
Cash flow from investing activities			(3,161)
Cash flow from financing activities			(1,186)
Change in cash			990
	Consolidated Subsidiaries	Other Interests	Worldwide
SFAS 69 GAAP Oil & Gas results of operations	3,962	64	4,026
Depreciation, depletion & amortization	1,213	11	1,224
Exploration expenses	337	(2)	335
Capital expenditures (excluding acquisitions)	(2,177)	(13)	(2,190)
Cash flow from operations	3,335	60	3,395
BOE Sales Volumes			207
Cash flow per BOE			$16.40

Chemicals Free Cash Flow

Reconciliation to Generally Accepted Accounting Principles (GAAP)

($ Millions)

	2001	2002	2003	2004	2005
Occidental Petroleum Consolidated Statement of Cash Flows
Cash flow from operating activities	2,566	2,100	3,074	3,878	5,337
Cash flow from investing activities	(651)	(1,696)	(2,131)	(2,428)	(3,161)
Cash flow from financing activities	(1,814)	(456)	(516)	(824)	(1,186)
Change in cash	101	(52)	427	626	990
Chemicals Free Cash Flow
Segment earnings	(437)	(99)	223	414	607
Reversal of Petrochemicals	492	276	-	-	-
Write-off of plants	-	-	-	-	159
Hurricane related insurance charges	-	-	-	-	11
Others	-	(2)	2	1	(2)
Core earnings	55	175	225	415	775
Depreciation & amortization expense	181	180	203	243	251
Working capital and other	53	(3)	(3)	2	2
Capital expenditures (excluding acquisitions)	(109)	(107)	(120)	(155)	(173)
Free cash flow	180	245	305	505	855

Chemical - Percent of Sales

Reconciliation to Generally Accepted Accounting Principles (GAAP)

For the Year Ended December 31, 2005

($ Millions, Except % of Sales)

Sales
Oil and Gas	10,416
Chemical	4,641
Other	151
	15,208
Chemicals	$ AMT	% of Sales
Segment income	607
Less: significant items affecting earnings
Hurricane insurance charges	11
Write-off of plants	159
Core earnings	777	16.7%

Worldwide Production and Proved Reserve Additions

Million BOE

Reconciliation to Generally Accepted Accounting Principles (GAAP)

For the Year Ended December 31, 2005

	Consolidated Subsidiaries			Other Interests			Worldwide
	OIL	GAS	BOE	OIL	GAS	BOE	OIL	GAS	BOE
PRODUCTION BOE/D
United States	253	553	345	-	-	-	253	553	345
Latin America	78	-	78	(4)	-	(4)	74	-	74
Middle East / North Africa	95	44	102	1	-	1	96	44	103
Other Eastern Hemisphere	5	77	18	25	15	28	30	92	45
Total	431	674	543	22	15	25	453	689	568